UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 21, 2013, Goodrich Petroleum Corporation (the “Company”) entered into separate, privately negotiated exchange agreements under which it retired $109.25 million in aggregate principal amount of its outstanding 5.00% Convertible Senior Notes due 2029 (the “2029 Notes”) in exchange for its issuance of a new series of 5.00% Convertible Senior Notes due 2032 (the “2032 Notes”) in an aggregate original principal amount of $109.25 million (collectively, the “Exchange Transactions”). Following the Exchange Transactions, there will be a total of $109.25 million aggregate principal amount of 2029 Notes remaining outstanding, with terms unchanged by the Exchange Transactions, and $109.25 million in aggregate principal amount of 2032 Notes outstanding. The 2032 Notes were issued pursuant to the Indenture (the “Base Indenture”), dated as of September 28, 2009, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and the Supplemental Indenture thereto, dated as of August 26, 2013, between the Company, Goodrich Petroleum Company, L.L.C., as guarantor, and the Trustee (the “Supplemental Indenture”; the Base Indenture as so amended and supplemented, the “Indenture”).

The 2032 Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s other existing and future senior indebtedness. The 2032 Notes are effectively subordinated to all of the Company’s secured indebtedness to the extent of the value of the assets collateralizing such indebtedness. The 2032 Notes are guaranteed by the Company’s subsidiary, Goodrich Petroleum Company, L.L.C.

The Company will pay interest on the 2032 Notes at a rate of 5.00% per annum on April 1 and October 1 of each year, beginning on April 1, 2014. The 2032 Notes mature on October 1, 2032. The principal amount of the 2032 Notes will also accrete at a rate of 2% per year, compounding on a semi-annual basis until October 1, 2017. The accreted portion of the principal payable at maturity does not bear interest and is not convertible into shares of the Company’s common stock.

Holders may convert their 2032 Notes at their option at any time prior to the close of business on the second business day immediately preceding the maturity date under the following circumstances: (1) during any fiscal quarter (and only during such fiscal quarter) commencing after December 31, 2013, if the last reported sale price of the Company’s common stock is greater than or equal to 135% of the conversion price of the 2032 Notes for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; (2) prior to October 1, 2017, during the five business-day period after any ten consecutive trading-day period (the “measurement period”) in which the trading price of $1,000 principal amount of the 2032 Notes for each trading day in the measurement period was less than 97% of the product of the last reported sale price of the Company’s common stock and the conversion rate on such trading day; (3) if the 2032 Notes have been called for redemption or the Company exercises its option to convert the 2032 Notes; or (4) upon the occurrence of one of specified corporate transactions. Holders may also convert the 2032 Notes at their option at any time beginning on September 1, 2032, and ending at the close of business on the second business day immediately preceding the maturity date.

The conversion rate is 28.8534 shares per $1,000 principal amount of the 2032 Notes (equal to an initial conversion price of approximately $34.6580 per share of common stock), subject to adjustment. Upon conversion, the Company must deliver, at its option, either (1) a number of shares of its common stock determined as set forth in the Indenture, or (2) a combination of cash and shares of its common stock, if any. Shares of the Company’s common stock into which the 2032 Notes are convertible have been reserved for issuance by the Company and will be listed on the New York Stock Exchange, subject to notice of issuance.

Upon satisfaction of certain conditions, including that the trading price of the Company’s common stock is above 130% of the then applicable conversion price for the required measurement period, the Company may elect to convert the 2032 Notes in whole or in part, prior to maturity. If the Company elects to convert the 2032 Notes on or before October 1, 2017, holders will also receive a make-whole premium in the form of an increase in the conversion rate as set forth in the Indenture.

Subject to certain conditions, holders may require the Company to purchase all or a portion of their 2032 Notes on each of October 1, 2017, October 1, 2022 and October 1, 2027. In addition, if the Company experiences one of specified types of corporate transactions, holders may require the Company to purchase all or a portion of their 2032 Notes. Any repurchase of the 2032 Notes pursuant to these provisions will be for cash at a price equal to

100% of the accreted principal amount of the 2032 Notes to be purchased plus any accrued and unpaid interest on the original principal amount to, but excluding, the purchase date. Upon a holder’s election to convert the 2032 Notes in connection with certain corporate transactions, the Company will increase the conversion rate as set forth in the Indenture.

On or after October 1, 2016, the Company may redeem for cash all or a portion of the 2032 Notes at a redemption price of 100% of the accreted principal amount of the 2032 Notes to be redeemed plus accrued and unpaid interest on the original principal amount to, but not including, the redemption date.

The Indenture contains customary terms and covenants and events of default. If an event of default (as defined therein) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate original principal amount of the 2032 Notes then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest (including additional interest or premium, if any) on the 2032 Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy events (as set forth in the Indenture), the principal of and accrued and unpaid interest (including additional interest or premium, if any), on the 2032 Notes will automatically become due and payable.

The foregoing description of the Base Indenture, the Supplemental Indenture and the 2032 Notes is a summary only and is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the form of the 2032 Notes, which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

The Company offered the 2032 Notes to certain holders of the 2029 Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the 2032 Notes to certain holders of the 2029 Notes did not involve a public offering, the solicitation of offers for the 2032 Notes was not done by any form of general solicitation or general advertising, and offers for the 2032 Notes were only solicited from persons believed to be “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The 2032 Notes and any shares of the Company’s common stock that may be issued upon conversion of the 2032 Notes will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 in this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth above under Item 1.01 in this Current Report is hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Information

On August 21, 2013, the Company issued a press release announcing the Exchange Transactions. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of September 28, 2009, between Goodrich Petroleum Corporation and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on September 30, 2009).

4.2	Third Supplemental Indenture, dated as of August 26, 2013, between Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 5.00% Convertible Senior Note due 2032 (included in Exhibit 4.2).

99.1	Press release dated August 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: August 27, 2013	By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of September 28, 2009, between Goodrich Petroleum Corporation and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on September 30, 2009).

4.2	Third Supplemental Indenture, dated as of August 26, 2013, between Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 5.00% Convertible Senior Note due 2032 (included in Exhibit 4.2).

99.1	Press release dated August 21, 2013.